  EXHIBIT 99.1

Recruiter.com Closes Agreement with Bay View Funding, a Heritage Bank of Commerce Subsidiary, and Expands Finance Team

-          Agreement Provides Immediate Access to Cash Flow to Support Growth

-          Creates new Vice President of Finance role and hires Said Bakiev, CPA

NEW YORK, NY / ACCESSWIRE / May 2, 2022 / Recruiter.com Group, Inc. (NASDAQ:RCRT)(NASDAQ:RCRTW) (“Recruiter.com”), a recruiting solutions platform, today announced that it has signed an Accounts Receivable-backed factoring agreement to support its growth from Bay View Funding, a subsidiary of  Heritage Bank of Commerce (NASDAQ:HTBK), a premier community business bank in the heart of Silicon Valley.

The new $3 million factoring facility will provide capital in an amount that is equal to 85% of Recruiter.com’s gross eligible receivables. At December 31, 2021, Recruiter.com had $5.65 million of accounts receivable, net of allowance for doubtful accounts outstanding.

“This arrangement is a good source of non-dilutive capital for Recruiter.com that accelerates receipt of our expanding receivables from a high-quality partner and bank subsidiary,” said Evan Sohn, CEO of Recruiter.com.

“We are excited to work with exceptional businesses such as Recruiter.com that have high-quality clients and growing revenue, as well as strong long-term growth prospects,” said Andrew Aquino, Executive Vice President of Bay View Funding. “We look forward to supporting Recruiter.com’s operations and continued growth.”

“We are confident that our capital strategy will continue to drive us toward the achievement of our 2022 goals and objectives and are committed to a continual process of strengthening our financial processes and controls “ said Judy Krandel, CFO of Recruiter.com. “To that point, we would like to take this opportunity to welcome our new Vice President of Finance, Said Bakiev, CPA, to lead our internal accounting and finance function.”

Said Bakiev, CPA, is a senior finance and operations executive with over twenty years of experience leading startups, fast-growth, and multi-national, billion-dollar companies through improved performance and complex financial transactions. His background includes senior management, accounting, audit, advisory, and M&A work at companies such as Arthur Andersen, Ernst & Young, Renaissance Capital, Intertek, and most recently HungerRush, a SaaS company.

1

About Recruiter.com Group, Inc.

Recruiter.com is an on-demand recruiting platform providing flexible talent acquisition solutions that scale from startups to the Fortune 100. With an on-tap network of thousands of recruiting professionals, advanced artificial intelligence sourcing software, and recruitment marketing automation,Recruiter.com helps businesses solve today’s complex hiring challenges.

For investor information, visit https://investors.recruiter.com

Please follow social media channels for additional updates:

•	LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/

•	LinkedIn Company Page: https://www.linkedin.com/company/1240434

•	Twitter Company Page: https://twitter.com/recruiterdotcom

•	Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast,” “believe,” “may,” “estimate,” “continue,” “anticipates,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued demand for professional hiring, the accuracy of the Recruiter Index® survey, the impact of the COVID-19 pandemic on the job market and the economy as virus levels are again rising in many states, and the Risk Factors contained within our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statements publicly, whether as a result of new information, future developments, or otherwise, except as may be required by law.

2

Company Contact:

Nicole Gallina

Corporate Communications

investors@recruiter.com

SOURCE: Recruiter.com Group, Inc.

3